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                                                                    EXHIBIT 10.1


                             SALES AGENCY AGREEMENT


                  THIS SALES AGENCY AGREEMENT (the "Agreement") is made effective as of 2/07/01 ("Effective Date") between DIRECTV, Inc., a California corporation ("DIRECTV"), and Nucentrix Broadband Networks, Inc. f/k/a Heartland Wireless Communications, Inc., a Delaware corporation ("Sales Agent"), with reference to the following:

                  A. DIRECTV operates a direct broadcast satellite service ("DBS Service") through which consumers may receive video, audio and other programming using specialized satellite receiving equipment ("DIRECTV System").

                  B. Pursuant to that certain Agreement dated as of April 5, 1998, as amended from time to time (the "Previous Agreement"), by and between DIRECTV and Sales Agent, Sales Agent became and continues to act as one of DIRECTV's commissioned sales agents for its DBS Service and to solicit consumers to order certain DIRECTV programming packages and services which are identified in Exhibit A attached hereto, as the same may be amended from time to time ("DIRECTV Programming Packages").

                  C. The parties desire to terminate the Previous Agreement and execute this Agreement, pursuant to which Sales Agent will continue to act as a commissioned sales agent of DIRECTV.

                  NOW, THEREFORE, the parties hereby agree as follows:

         1. APPOINTMENT OF SALES AGENT.

                  1.1 TERMINATION OF THE PREVIOUS AGREEMENT. The parties hereby agree to terminate the Previous Agreement as of the Effective Date of this Agreement. Notwithstanding anything to the contrary contained herein, the parties agree and acknowledge that certain rights and obligations under the Previous Agreement, which by their terms, extend beyond such termination, shall survive such termination, including, without limitation, (a) payment by DIRECTV of Prepaid Programming Commissions for Approved Activations in connection with DIRECTV System units purchased by Sales Agent prior to the Effective Date of this Agreement; (b) right by DIRECTV to chargeback Sales Agent for any Prepaid Programming Commissions paid under the terms of the Previous Agreement; (c) payment by DIRECTV of Continuing Service Fees for Qualifying Subscribers procured by Sales Agent under the terms of the Previous Agreement; (d) payment by DIRECTV of the Subsidy (as defined in the Previous Agreement) in accordance with the terms of the Previous Agreement and (e) the obligations under Section E(3) of the Previous Agreement, provided that the obligations thereunder to repay the difference between the Aggregate Minimum Gross Revenues and the actual gross revenues, if any, shall not accrue until (i) April 4, 2003 or (ii) the termination of this Agreement by DIRECTV for a material breach by Sales Agent, whichever is earlier.

                  1.2 APPOINTMENT. DIRECTV hereby appoints Sales Agent as its sales agent to solicit subscriptions for the DIRECTV Programming Packages ("Subscriptions"), on the terms and conditions contained herein. Sales Agent may solicit Subscriptions only from single family residential households in the contiguous United States. Sales Agent may solicit Subscriptions only for the DIRECTV Programming Packages identified in Exhibit A attached hereto, and not any other programming packages or services DIRECTV may offer. DIRECTV may amend the list of DIRECTV Programming Packages from time to time on written notice to Sales Agent. Sales Agent hereby accepts such appointment and shall use its commercially reasonable efforts to solicit Subscriptions and to promote and enhance DIRECTV's business, reputation and goodwill. Notwithstanding the foregoing, the parties acknowledge the existence of a Cooperative Marketing Agreement between DIRECTV and Sales Agent, whereby Sales Agent became a "System Operator" of DIRECTV in connection with certain types of multi-dwelling units.

                  1.3 NO EXCLUSIVITY REQUIRED OF DIRECTV. DIRECTV may itself solicit Subscriptions from consumers, either directly, indirectly, or in conjunction with any third party, and may authorize parties other than Sales Agent to act as sales agents to solicit Subscriptions, for any compensation and upon any other



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terms as DIRECTV may determine in its discretion. Such compensation and terms may differ from those provided Sales Agent in this Agreement. Sales Agent acknowledges that DIRECTV and such other parties may compete with Sales Agent in the solicitation of Subscriptions.

                  1.4 LIMITED EXCLUSIVITY REQUIRED OF SALES AGENT. During the term of this Agreement, Sales Agent shall not, and shall ensure that its affiliates (i.e., any subsidiary of which Sales Agent owns greater than 50% of the outstanding voting stock) shall not directly or indirectly, market, sell or solicit sales of, or take orders for, or distribute (a) any direct broadcast satellite service programming packages or other related services to residential households in the United States, other than DIRECTV Programming Package or (b) any equipment used for, or associated with, any direct broadcast satellite service, other than the DIRECTV Programming Packages or equipment associated therewith, or any such services or associated equipment provided by an affiliate of DIRECTV (collectively, the "Exclusivity Commitment"). Company understands and agrees that a breach of Company's Exclusivity Commitment shall be a material breach of this Agreement, and DIRECTV may terminate this Agreement immediately upon written notice to Sales Agent.

         2. SALES AGENT'S GENERAL OBLIGATIONS.

                  2.1 STOREFRONT LOCATION. Throughout the term of the Agreement, at least one of Sales Agent's locations must be a storefront location, unless otherwise agreed by DIRECTV in writing.

                  2.2 RETAIL DISPLAYS. Sales Agent shall prominently display, in a high traffic area at each of its locations and in a manner reasonably directed by DIRECTV, point of sale materials provided or approved by DIRECTV and a demonstration DIRECTV System unit which provides a live feed of DIRECTV programming on a monitor of no less than 17 inches, unless otherwise agreed in writing by DIRECTV. Sales Agent shall keep such DIRECTV System turned on and tuned to such channels as DIRECTV may designate during normal business hours.

                  2.3 TRAINING. DIRECTV shall provide training and training materials regarding its DBS Service to Sales Agent's training personnel, as DIRECTV reasonably deems necessary. Sales Agent shall train its own employees to the satisfaction of DIRECTV. DIRECTV may require Sales Agent's employees to attend supplementary training classes from time to time. DIRECTV shall not be responsible for any expenses and compensation of Sales Agent's employees during such training.

                  2.4 SALES PERSONNEL. Sales Agent may allow only its employees (and not any other independent contractors, sub-agents or other parties) to solicit, take or deliver any orders for DIRECTV Programming Packages except with DIRECTV's prior written consent, which may be withheld in DIRECTV's discretion.

                  2.5 ADVERTISING.

                           (a) Sales Agent agrees to use its commercially
reasonable efforts to market DIRECTV Programming Packages and services and shall spend an average of thirty dollars ($30.00) per "Qualifying Subscriber" (as defined below) in connection with such advertising efforts.

                           (b) DIRECTV agrees to assist Sales Agent in the
marketing and promotion of DIRECTV Programming Package through matching of Company's actual advertising spending (the "Advertising Co-Op Fund"). In order to receive the Advertising Co-Op Fund, Sales Agent must obtain DIRECTV's prior approval for the applicable advertising programs and the spending therefor (the "Approved Programs"). For every dollar spent by Sales Agent in connection with the Approved Programs of the DIRECTV Programming Packages in accordance with this Agreement, DIRECTV will pay Sales Agent the Advertising Co-Op Fund in an amount up to fifteen dollars ($15.00) per Qualifying Subscriber. Sales Agent shall provide documentation as reasonably requested by DIRECTV which verifies the advertising costs incurred by Sales Agent for the Approved Programs. Sales Agent agrees that it will apply the Advertising Co-Op Fund throughout the term of the Agreement toward the advertising of the DIRECTV Programming Packages to potential Qualifying Subscribers. DIRECTV will provide the Advertising Co-Op Fund to Company within sixty-five (65) days of verification of Sales Agent's actual advertising spending in accordance with this Section.




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                  2.6 BENCHMARKS. Sales Agent agrees that it will procure,
activate and retain seven thousand five hundred (7,500) new Qualifying Subscribers for each calendar year during the term of this Agreement (the "Minimum Benchmark"); provided, however, that the parties agree that any "Qualifying Subscribers" procured by Sales Agent under the Previous Agreement during 2001 shall be included for determining whether Sales Agent met the Minimum Benchmark hereunder for calendar year 2001. The failure to achieve such Minimum Benchmark during any calendar year shall result in a reduction in the Continuing Service Fees as described in Exhibit D.

                  2.7 STANDARD POLICIES. DIRECTV may, from time to time in its sole discretion, provide to Sales Agent those Policies and Procedures developed by DIRECTV for its commissioned sales agents, and Sales Agent that it will follow and abide by the policies and procedures related to taking orders for and the promotion of DIRECTV Programming Packages as specified from time to time in such Policies and Procedures (subject to the provisions of this Section). DIRECTV may incorporate such Policies and Procedures as they apply to Company into this Agreement, by notifying Sales Agent at least thirty (30) days in advance of the date on which such Policies and Procedures are to become effective subject to, only in the case of an item which materially and adversely affects Sales Agent, Sales Agent's written consent (which shall not be unreasonably withheld). If Sales Agent fails to provide DIRECTV written notice of either such consent or refusal to give such consent within twenty (20) days after receiving such notice, Sales Agent shall be deemed to have consented. If Sales Agent provides a written notice reasonably withholding such consent, then DIRECTV may elect, in its sole discretion, either (a) to continue the relationship as subject to this Agreement without incorporating the proposed Policies and Procedures or (b) to immediately terminate this Agreement with no further obligation to Sales Agent. Any material noncompliance by Sales Agent with those Policies and Procedures to which Sales Agent consented (or to which Sales Agent is deemed to have consented), which Sales Agent does not cure to DIRECTV's satisfaction within thirty (30) days after DIRECTV provides Sales Agent a written notice of such material noncompliance, shall be a material default of this Agreement.

                  2.8 STANDARD OF CONDUCT. In all of its activities as a sales agent for DIRECTV and in its own DIRECTV System business, Sales Agent shall conduct itself in a commercially reputable and ethical manner, shall comply with all applicable laws, and shall engage in no deceptive sales practice or other practice which impugns DIRECTV's commercial reputation and goodwill.

                  2.9 NO TYING. In no event may Sales Agent condition the sale of a DIRECTV Programming Package upon the customer's acquisition of any other product or service (other than approved DIRECTV System), except as approved by DIRECTV in writing.

                  2.10 BOOKS AND RECORDS. Each party shall provide the other party with accounting support and all information necessary to support subscriber requests and to verify such party's compliance with the terms of this Agreement. Each party shall maintain accurate records of all matters that relate to such party's obligations under this Agreement in accordance with generally accepted accounting principles and practices uniformly and consistently applied in a format that will permit audit. Each party shall retain such records for a period of at least three (3) years from the date of final payment. To the extent that the records may be relevant in determining whether a party is complying with its obligations hereunder, the other party and its authorized representatives shall have access to the records for inspection and audit at all reasonable times during normal business hours.

         3. SALES AGENT'S DIRECTV SYSTEM BUSINESS.

                  3.1 SALES AGENT'S OWN ACCOUNT. Sales Agent shall conduct all of its DIRECTV System sale, lease, installation, warranty, maintenance, and repair business ("DIRECTV System Business") for its own account and not as an agent for DIRECTV. At the request of DIRECTV, Sales Agent shall display notices to its customers, in such form, places and manner as DIRECTV may reasonably require, of such fact and that Sales Agent and not DIRECTV shall be responsible for all of Sales Agent's actions in this regard. DIRECTV disclaims any control over Sales Agent's DIRECTV System Business except to the limited extent expressly provided herein to support and protect its activities as a sales agent for DIRECTV's DBS Service.

                  3.2 APPROVED EQUIPMENT. All DIRECTV System offered by Sales Agent for use with DIRECTV's DBS Service must be compatible with such Service and manufactured by a supplier approved by



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DIRECTV. DIRECTV shall notify Sales Agent of such approved DIRECTV System and suppliers. Sales Agent may take orders for DIRECTV Programming Packages hereunder only from customers to whom it sells or leases DIRECTV System.

         4. RATES AND TERMS OF SERVICES.

                  4.1 RATES. DIRECTV may determine the content, pricing, terms, and conditions of its Programming Packages in its discretion. Sales Agent shall not represent that DIRECTV Programming Packages may be obtained on any different terms or rates, shall not impose additional or different terms and shall not offer customers any discount, rebate, or other material benefits in consideration for subscribing to them, except as expressly authorized by DIRECTV in writing. Notwithstanding anything to the contrary contained herein, at all times during the term of this Agreement, DIRECTV Programming Packages shall include DIRECTVs "Most Widely Distributed Package." For purposes of this Agreement, the term "Most Widely Distributed Package" shall mean that DIRECTV programming package that is most widely subscribed to by subscribers of DIRECTV programming. DIRECTV shall use its commercially reasonable efforts to provide Sales Agent no less than sixty (60) days prior notice (or such lesser period of time as may be available to DIRECTV) of any price and programming content changes.

                  4.2 CHANGES. DIRECTV may change the content, pricing, terms, conditions, and availability of its Programming Packages from time to time in its discretion. DIRECTV shall notify Sales Agent of such changes as soon as practicable. Sales Agent shall promptly replace point of sale materials as necessary.

                  4.3 MISREPRESENTATIONS. If Sales Agent misrepresents or fails to fully disclose any prices or other terms of DIRECTV Programming Packages to any customer, it shall reimburse DIRECTV any amount which DIRECTV is compelled, or in its reasonable judgment according to its standard practices decides, to pay or credit the customer in compensation for such misrepresentation. In addition, DIRECTV shall be entitled, after written 30-day notice to Sales Agent, to offset any such payment or credit by DIRECTV to customers as a result of Sales Agent's misrepresentations or omissions against any amounts owed to Sales Agent by DIRECTV.

         5. ORDERS FOR SERVICE.

                  5.1 ORDER PROCEDURES. Sales Agent shall comply with the procedures set forth in Exhibit B attached hereto, as the same may --------- be amended by DIRECTV from time to time upon written notice, regarding the receipt and delivery of orders for DIRECTV Programming Packages ("Orders"). All Orders shall be subject to acceptance or rejection by DIRECTV in its reasonable discretion.

                  5.2 NO FINANCING OR COLLECTION OF FEES. Sales Agent shall not provide financing for Subscriptions or collect Subscription fees or other money due to DIRECTV from DIRECTV subscribers ("Subscribers"), and all Subscription fees shall be billed directly to the Subscriber by DIRECTV, unless otherwise approved in writing by DIRECTV. Failure to comply with the provisions of this
Section 5.2 shall be deemed a material breach by Sales Agent.

         6. SALES AGENT COMPENSATION.

                  6.1 PREPAID PROGRAMMING COMMISSIONS. In consideration of Sales Agent's services in procuring Orders for DIRECTV Programming Packages, DIRECTV shall pay Sales Agent commissions ("Prepaid Programming Commissions") in the amounts and on the terms and conditions set forth in the Commission Schedule attached hereto as Exhibit C, subject to later chargeback on the terms described in Section 6.6, upon both of the following events (collectively an "Approved Activation"):

                           (a) DIRECTV's receipt of an Order for a DIRECTV
Programming Package which is initially procured by Sales Agent and delivered to DIRECTV in accordance with DIRECTV's order procedures as set forth in Exhibit B; and

                           (b) DIRECTV's acceptance of such Order as an Approved
Activation, as evidenced by the attachment of Sales Agent's unique agent number to the corresponding customer account.



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                  6.2 CONTINUING SERVICE FEES. In consideration of Sales Agent's continuing support of promotion and advertising designed to acquire new Subscribers, as well as Sales Agent's continuing service to Subscribers from whom it procures Approved Activations for which a Prepaid Programming Commission is payable hereunder ("Qualifying Subscribers"), DIRECTV shall pay Sales Agent fees ("Continuing Service Fees") based upon certain payments received by DIRECTV from such Qualifying Subscribers, in the amounts and upon the terms and conditions set forth in the Continuing Service Fee Schedule attached hereto as Exhibit D. Sales Agent acknowledges that Continuing Service Fees are not deferred commissions or otherwise paid for Sales Agent's procurement of Approved Activations or Subscribers, but instead are paid for Sales Agent's continuing support of future Subscriber acquisition efforts and Sales Agent's continuing services to Qualifying Subscribers after the initial Order. Accordingly, DIRECTV's obligation to pay Continuing Service Fees shall terminate upon the earliest to occur of any of the following events, as they relate to each applicable Subscription:

                           (a) the termination of the Subscription for any
reason; or

                           (b) the disconnection of the Subscription for any
reason, for any period of thirty (30) days or more; or

                           (c) the termination of this Agreement for any reason;
or

                           (d) 5 years after the Approved Activation of the
Subscription.

                  6.3 EXCEPTIONS. As used herein, Prepaid Programming Commissions and Continuing Service Fees shall be referred to collectively as "Compensation". Sales Agent acknowledges that Sales Agent's failure to properly follow DIRECTV's order procedures can prevent any such orders from being deemed an Approved Activation for purposes of earning Compensation, regardless of whether the order is activated by DIRECTV. DIRECTV's determination of whether DIRECTV's order procedures have been properly observed shall be determinative, absent manifest error.

                           (a) Notwithstanding anything to the contrary herein,
DIRECTV shall not be required to pay any Compensation for:

                                    (i) any DIRECTV Programming Package sold to
a residential household which, prior to the date on which Sales Agent receives the applicable Order, received any programming services (whether television or computer-delivered) from DIRECTV (including, without limitation, any residential household which purchases a second set of DIRECTV System from Sales Agent);

                                    (ii) any Subscription canceled prior to the
commencement of service;

                                    (iii) Orders made by a Subscriber to Sales
Agent prior to the Effective Date of this Agreement, unless otherwise expressly provided herein;

                                    (iv) Orders for DIRECTV Programming Packages
delivered to DIRECTV after termination of this Agreement.

                           (b) DIRECTV shall not be required to pay any
Compensation on account of payments received by DIRECTV from Subscribers after the termination of this Agreement, except as provided in Section 13.1.

                           (c) Sales Agent acknowledges that prior hereto
DIRECTV has granted the National Rural Telecommunications Cooperative ("NRTC") exclusive marketing rights for its DBS Service, in certain territories ("NRTC Territories"). Accordingly, DIRECTV shall not be required to pay Compensation to Sales Agent for DIRECTV Programming Packages sold to residential households in NRTC Territories unless the NRTC reimburses DIRECTV for such payments and then only in the amounts and for the duration of such reimbursement. Attached as Exhibit E is a map indicating the NRTC Territories. DIRECTV shall notify Sales Agent of those NRTC Territories for which Compensation may be payable to Sales Agent.



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                  6.4 SUPERSEDES COMMISSIONS UNDER PRIOR AGREEMENT. With respect to orders submitted by Sales Agent prior to the date of this Agreement pursuant to a valid agreement with DIRECTV and which DIRECTV accepted and attached to Sales Agent's unique agent number, all Continuing Service Fees shall be determined, effective as of the date of this Agreement, solely by the terms of this Agreement (and not the terms of any such prior agreement). Sales Agent acknowledges and agrees that the payments and terms for Continuing Service Fees may be different with respect to such orders than those provided under any such prior agreement.

                  6.5 PAYMENT TERMS. DIRECTV shall pay Sales Agent Prepaid Programming Commissions within sixty-five (65) days after the end of the accounting month, as determined by DIRECTV, in which the applicable Approved Activation occurs. DIRECTV shall pay Sales Agent Continuing Service Fees within sixty-five (65) days after the end of the accounting month, as determined by DIRECTV, in which DIRECTV receives the applicable payment from a Qualifying Subscriber. In no event shall DIRECTV be required to pay Compensation until such time as accrued unpaid amounts total at least $50.

                  6.6 CHARGEBACKS.

                           (a) All Prepaid Programming Commissions are based
upon a full uninterrupted purchase of the DIRECTV Programming Package purchased by the Subscriber for the term prescribed by DIRECTV as set forth in Exhibit C (the "Commissionable Term"). If the Subscriber terminates, cancels, or disconnects (whether initiated by Subscriber or DIRECTV) his/her DIRECTV Programming Package prior to the end of the Commissionable Term, or the Subscriber fails to pay DIRECTV for the entire uninterrupted Commissionable Term of a DIRECTV Programming Package for which Sales Agent was paid a Prepaid Programming Commission, then DIRECTV may chargeback to Sales Agent the portion of the Prepaid Programming Commission corresponding to the unpaid portion of such Commissionable Term. For example: if DIRECTV pays $50.00 to Sales Agent as a Prepaid Programming Commission requiring a Commissionable Term of one year for a DIRECTV Programming Package Subscription, and the Subscriber pays DIRECTV only for the first 9 months of such package, then DIRECTV may chargeback to Sales Agent 25% of the Prepaid Programming Commission, or $12.50.

                           (b) If Sales Agent receives any other Prepaid
Programming Commission or any Continuing Service Fee to which it is not entitled hereunder, DIRECTV may chargeback such amount from sums otherwise owing to Sales Agent.

                  6.7 CHANGES. Sales Agent acknowledges that the market for DBS Services is competitive and unpredictable and that DIRECTV may need to adapt its marketing cost structure to changing conditions from time to time. Accordingly, DIRECTV may change the Commission Schedule (including the Prepaid Programming Commissions and Continuing Service Fees) at any time, and from time to time, in its discretion; provided that:

                           (a) DIRECTV shall give Sales Agent at least
forty-five (45) days prior written notice of the effective date of any such change;

                           (b) a change in Prepaid Programming Commissions shall
be effective only with respect to Orders transmitted to DIRECTV after the effective date of the change;

                           (c) a change in Continuing Service Fees shall be
effective only with respect to Subscriber payments received by DIRECTV after the effective date of the change (whether such payments are for Orders previously accepted by DIRECTV or for Orders accepted after the change);

                           (d) Sales Agent may terminate this Agreement by
written notice to DIRECTV, delivered no later than 45 days after receipt of the change notice; and

                           (e) Except as provided in Exhibit D with respect to a
reduction in Continuing Service Fees if Sales Agent fails to meet certain subscriber benchmarks, prior to April 5, 2003, the total economic value to Sales Agent of Compensation payable hereunder shall not be reduced to a value less than the total economic value to Sales Agent of the Activation Fee (as defined in the Previous Agreement), Continuing Service Fee (as defined in the Previous




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Agreement) and Subsidy (as defined in the Previous Agreement) payable to Sales
Agent under the Previous Agreement.

                  6.8 SHARING COMPENSATION PROHIBITED. Sales Agent shall not rebate or share any Compensation with another sales agent of DIRECTV, or any other party (whether or not an authorized sales agent of DIRECTV). Sales Agent may not combine sales of DIRECTV Programming Packages with another agent. Sales Agent acknowledges that any orders submitted under another agent's account number or through such other agent's electronic interface with DIRECTV shall not be credited to Sales Agent for purposes of calculating Compensation.

                  6.9 SET-OFFS BY DIRECTV. DIRECTV may set-off or recoup any amounts owed to it by Sales Agent, pursuant to Section 6 of this Agreement. The foregoing does not limit DIRECTV's right to recover any unrecouped balance.

         7. CONFIDENTIAL INFORMATION. The parties agree that they and their employees have maintained and will maintain, in confidence, the terms and provisions of this Agreement as well as all data, summaries, reports or information of all kinds ("Confidential Information"), whether oral (only if the disclosing party requests in writing, at any time before any disclosure by the other party, that such oral information be deemed Confidential Information) or written, acquired or devised or developed in any manner from the other party's personnel or files or from performance of Sales Agent's obligations hereunder, including, but not limited to, customer lists and information concerning customer identification, location, order and billing information ("Customer Information"). The parties further agree that they have not and will not reveal Confidential Information (including Customer Information) to any third party except: (a) at the written direction of the other party; (b) to the extent necessary to comply with the law or the valid order of a court of competent jurisdiction or governmental agency, in which event the disclosing party shall so notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, or in connection with any arbitration proceeding; (c) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, and such parent company, auditors and attorneys agree to be bound by the provisions of this Section; (d) in order to enforce any of its rights pursuant to this Agreement; (e) to potential investors, insurers, financing entities and, in the case of DIRECTV, to any entity engaged in its DBS business; provided, however, that such person described above agrees to be bound by the provisions of this Section; or (f) if at the time of disclosure the Confidential Information is in the public domain through no fault of the disclosing party. All Confidential Information, including Customer Information and customer lists, is and shall remain the property of DIRECTV. Either or both parties intend to issue independent press releases upon execution of this Agreement. During the term of this Agreement, each party agrees to provide the other party with a draft of any proposed press release relating to this Agreement or the transaction contemplated hereby before distribution to the public for comments thereon. The parties agree to endeavor in good faith to promptly provide comments to the other party's press release(s). Neither party shall issue a press release without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         8. INSURANCE. Any and all insurance and/or bonds that may be required under the laws, ordinances and regulations of any governmental authority with respect to Sales Agent's sale or solicitation of orders for DIRECTV Programming Packages including, but not limited to, workers' compensation insurance, are and shall be the sole responsibilities of Sales Agent. Without limiting in any way Sales Agent's indemnification obligations under this Agreement, Sales Agent shall maintain, at its expense, workers' compensation insurance as required by applicable laws or employer's liability insurance with limits of not less than $1,000,000 per occurrence and automobile liability insurance covering owned and non-owned automobiles with limits of not less than $1,000,000 combined single limit per occurrence. Sales Agent shall also maintain commercial general liability insurance, including contractual liability and personal injury liability (with "employee" and "contractual" exclusions deleted) with limits of not less than $1,000,000 combined single limit per occurrence and excess liability insurance (umbrella form) with limits not less than $5,000,000 per occurrence, to provide protection against claims and/or liabilities including, but not limited to, claims for bodily injury or property damage which may arise or result from this Agreement, whether the services are performed by Sales Agent or any of its subcontractors or by an agent and/or by anyone directly or indirectly employed by either Sales Agent or any such subcontractor or agent. Simultaneous with the execution of this Agreement, Sales Agent shall deposit with DIRECTV evidence of the required insurance protection in the form of certificates of insurance for the insurance coverage described above. The amounts shall not be less than the amounts specified above, or such other amounts as specified in advance in writing by DIRECTV's Insurance Office. These certificates



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must include DIRECTV as an additional named insured. All certificates shall provide that the insurer give thirty (30) days written notice to DIRECTV prior to the effective date of expiration, any material change or cancellation..

         9. INTELLECTUAL PROPERTY. DIRECTV shall provide Sales Agent with a logo and trademark usage manual ("Usage Manual") (which may be amended by DIRECTV from time to time in its discretion) that specifies the permitted uses of DIRECTV's service marks, trademarks, and other commercial symbols ("Marks"). Sales Agent may use the Marks only in accordance with the provisions of this Agreement and the Usage Manual. Sales Agent shall not use any logo, trademark, service mark or trade name of any supplier of DIRECTV (including, without limitation, entities providing programming to DIRECTV) for any purpose except as expressly permitted by such supplier. Sales Agent shall not acquire any right to any goodwill, Mark, copyright, or other form of intellectual or commercial property of DIRECTV, except for the limited use rights expressly granted herein.

         10. ASSIGNMENT.

                  10.1 ASSIGNMENT BY DIRECTV. This Agreement may be assigned by DIRECTV to any entity which assumes the obligations of DIRECTV hereunder and acquires the right and ability to perform them.

                  10.2 ASSIGNMENT BY SALES AGENT. This Agreement is made by DIRECTV in reliance on the financial, business and personal reputation of Sales Agent and its ownership and management. Accordingly, this Agreement may not be assigned or encumbered by Sales Agent without DIRECTV's prior written consent, which will not be unreasonably withheld in the event this Agreement is transferred in connection with the sale of all or substantially all of Sales Agent's business to an entity meeting DIRECTV's standards for sales agents. The transfer of 50% or more of Sales Agent's ownership rights shall be deemed an assignment of this Agreement, and any purported assignment or encumbrance without such consent shall be void. Without limiting the generality of the foregoing, it will be reasonable for DIRECTV to require as a condition of assignment, among other things, that:

                           (a) Sales Agent transfer to the assignee the
necessary assets to enable it to perform hereunder;

                           (b) the assignee demonstrate that it has skills,
qualifications and economic resources which are necessary, in DIRECTV's reasonable judgment, to conduct the business contemplated by this Agreement, and that it and its principal owners are of good moral character and reputation in the community;

                           (c) as of the date of such assignment Sales Agent
will have complied with all of its material obligations to DIRECTV; and

                           (d) Sales Agent execute a release of all claims
against DIRECTV arising in connection with this Agreement.

         11. TERM.

                  11.1 TERM. The initial term of this Agreement shall commence on the Effective Date hereof and shall continue, unless terminated in accordance herewith, for a period of five (5) years.

                  11.2 RENEWAL. Except as provided below, the term shall automatically renew, upon the same terms and conditions, for an unlimited number of successive renewal terms of one year each. Either party may elect to cancel this Agreement for any reason, effective upon the expiration of the then-current term, by delivering written notice thereof to the other party at least forty-five (45) days prior to such expiration.

         12. TERMINATION. In addition any other rights provided herein, this Agreement shall be terminable upon the following conditions:

                  12.1 TERMINATION WITHOUT CAUSE. The parties acknowledge that due to the relatively new and unpredictable nature of the DBS Service business, each wishes to be able, with certainty, to terminate its commitments herein at any time. Accordingly, either party may terminate this Agreement at any time for any or no



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cause, reason or justification, upon at least nine (9) months' prior written notice to the other stating its intention to terminate; provided, however, that such notice may not be provided by DIRECTV on or before April 4, 2003. THE PARTIES ACKNOWLEDGE AND ACCEPT THE RISK INHERENT IN THE FOREGOING PROVISION.

                  12.2 TERMINATION FOR BREACH. Either party may terminate this Agreement, effective immediately upon thirty (30) days written notice to the other party following a material breach of this Agreement by the other party, unless such material breach is cured within such period. In addition, either party may terminate this Agreement, upon written notice, if the other party becomes insolvent or institutes or permits to be instituted against it any proceedings seeking receivership, trusteeship, bankruptcy, reorganization, assignment for the benefit of creditors, or other proceedings under Title 11 of the United States Code or as provided by any other insolvency law, state or federal. The termination of this Agreement shall not affect DIRECTV's obligations to pay Compensation to Sales Agent earned and accrued for orders taken prior to such termination pursuant to the provisions hereinabove.

         13. RIGHTS AND OBLIGATIONS UPON TERMINATION OR CANCELLATION.

                  13.1 COMPENSATION. DIRECTV shall pay to Sales Agent, after the termination hereof, (a) any unpaid Compensation which was earned by Sales Agent prior to termination in accordance herewith, (b) Prepaid Programming Commissions owing for Orders which Sales Agent properly delivered to DIRECTV prior to termination, provided such Orders are accepted as Approved Activations by DIRECTV, and (c) any Continuing Service Fees for amounts which are owing but unpaid by Qualifying Subscribers as of termination, provided such payments are received by DIRECTV within forty-five (45) days after termination. DIRECTV may in its discretion withhold payment of Prepaid Programming Commissions, in whole or in part, until they are fully earned as herein provided. WITHOUT LIMITATION, AGENT IS NOT ENTITLED TO ANY COMPENSATION WHATSOEVER FOR ORDERS WHICH ARE NOT DELIVERED TO DIRECTV, AS HEREIN REQUIRED, PRIOR TO THE EFFECTIVE DATE OF TERMINATION, EVEN IF ORDERS DELIVERED AFTER TERMINATION RESULT IN ACTIVE SUBSCRIPTIONS TO DIRECTV'S DBS SERVICE.

                  13.2 OBLIGATIONS OF SALES AGENT. Upon termination of this Agreement for any reason, Sales Agent shall immediately cease using and shall, upon request of DIRECTV, deliver to DIRECTV: (a) any unused DIRECTV sales literature; (b) all originals and copies of completed and uncompleted Order forms and applications; and (c) all forms, directives, policy manuals and other written information and materials supplied to it by DIRECTV pursuant to this Agreement or which contain DIRECTV's Marks. On termination, Sales Agent shall immediately discontinue all sales of DIRECTV Programming Packages and all use of DIRECTV's Trade Secrets and shall cease to identify itself as an authorized sales agent for DIRECTV's DBS Service or otherwise affiliated in any manner with DIRECTV. Because of the difficulty in establishing the improper use of customer lists and other Trade Secrets, Sales Agent agrees that for a period of two years after termination, it shall not, on behalf of any other provider of DBS Service or on its own behalf for DBS Service, solicit any Subscriber who was procured by Sales Agent and is a Subscriber as of such termination date.

                  13.3 WAIVER OF CLAIMS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY OR ANY THIRD PARTY, WHETHER FORESEEABLE OR NOT AND REGARDLESS OF THE FORM, LEGAL THEORY OR BASIS OF RECOVERY OF ANY SUCH CLAIM.

                  13.4 SURVIVAL. The covenants and conditions herein which, by their terms or nature, extend beyond the termination or expiration of this Agreement, shall survive such termination or expiration until fully performed.

         14. FORCE MAJEURE. Neither party shall be liable for any loss, damage, cost, delay, or failure to perform in whole or in part resulting from causes beyond such party's control, including but not limited to, fires, strikes, insurrections, riots, or requirements of any governmental authority.

         15. INDEPENDENT CONTRACTOR RELATIONSHIP. Sales Agent is an independent contractor authorized during the term hereof to solicit orders for DIRECTV Programming Packages as a commissioned sales



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



agent. Sales Agent is not a partner, franchisee, or employee of DIRECTV for any purpose whatsoever. The provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions.

         16. INDEMNIFICATION. Each party shall indemnify the other, its affiliates and their respective employees, officers, and directors from and against any and all claims, damages, costs, expenses and other liabilities (including attorneys' fees and other costs of investigation and defense) caused by or arising out of, directly or indirectly, a breach or alleged breach of the indemnifying party's representations, warranties, covenants or obligations under this Agreement. DIRECTV's obligation to indemnify Company with respect to the content of any programming (including without limitation claims relating to trademark, copyright, music, music performance and other proprietary interests) is expressly limited to the extent of any applicable pass-through indemnification provided to DIRECTV pursuant to its then-existing agreements with the providers of such programming. SALES AGENT EXPRESSLY WAIVES ANY RIGHT TO INDEMNIFICATION ARISING OUT OF THE CONSTRUCTION, USE AND/OR OPERATION OF DIRECTV'S SATELLITE(S) AND RELATED SYSTEMS. COMPANY FURTHER AGREES TO INDEMNIFY AND HOLD HARMLESS DIRECTV, ITS AFFILIATES AND ITS OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS AND EMPLOYEES, AND THEIR RESPECTIVE SUCCESSORS, LEGAL REPRESENTATIVES, HEIRS AND ASSIGNS, FROM ANY AND ALL CLAIMS OF ANY OF SALES AGENT'S EMPLOYEES OR AGENTS FOR COMPENSATION AND/OR DAMAGES ARISING OUT OF THE TERMINATION OR NON-RENEWAL OF THIS AGREEMENT OR OF SALES AGENT'S ABILITY TO TAKE ORDERS FOR DIRECTV PROGRAMMING PACKAGES.

         17. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY OR ANY THIRD PARTY, WHETHER FORESEEABLE OR NOT AND REGARDLESS OF THE FORM, LEGAL THEORY OR BASIS OF RECOVERY OF ANY SUCH CLAIM..

         18. MISCELLANEOUS.

                  18.1 LAWS. This Agreement has been entered into in the State of California and all issues with respect to the construction of this Agreement and the rights and liabilities of the parties shall be governed by the laws of the State of California, without regard to its conflicts of law rules.

                  18.2 INTEGRATION. This Agreement replaces any prior agreement, understanding and commitment between the parties regarding Sales Agent's appointment and performance as a commissioned sales agent for DIRECTV. Sales Agent is not relying on any oral or written statements or representations made by any DIRECTV employee or representative regarding such matters other than those expressly set forth herein.

                  18.3 AUTHORIZATION; COMPLIANCE. Each party represents and warrants that it has full power and authority to enter into this Agreement and to perform its obligations hereunder and that its execution of this Agreement and performance of its obligations hereunder does not and will not violate any governmental statute, law, rule regulation, ordinance, code, directive or order, or result in a breach of or default under the terms of any contract or agreement by which it is bound.

                  18.4 EXPENSES. Sales Agent shall pay all of its costs and expenses under this Agreement and shall be solely responsible for the acts and expenses of its own agents and employees.

                  18.5 AMENDMENTS. Any modification of this Agreement must be in writing and signed by both parties, except as otherwise expressly provided herein. Sales Agent acknowledges that the Policies promulgated by DIRECTV, in accordance with Section 2.7, as well as the modifications to order procedures set forth in Exhibit C and any changes in Compensation in accordance with
Section 6.6, do not constitute modifications requiring Sales Agent's written consent.

                  18.6 AUDIT RIGHTS. Each party shall have the right, upon reasonable notice and at its sole cost and expense (unless a discrepancy of 5% or greater is revealed, in which case the audited party shall reimburse



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the auditing party for the auditing party's reasonable out-of-pocket costs and expenses) to audit the other party's books and records relating to the performance of this Agreement and shall have reasonable access to such party's personnel as necessary to efficiently conduct such audit. Each party shall conduct any such audit at the other party's place of business during reasonable business hours and without unreasonable disruption to such party's business.

                  18.7 NO IMPLIED WAIVERS. The failure of either party to require the performance by the other of any provision of this Agreement shall not affect in any way the right to require such performance at any later time nor shall the waiver by either party of a breach of any provision hereof be deemed a waiver of such provision.

                  18.8 NOTICES. Any notice or other written communication required or permitted to be given by this Agreement shall be deemed given when personally delivered or delivered by Federal Express or telecopied, or 3 business days after it has been sent by United States first-class, certified or registered mail, postage prepaid, properly addressed to the addresses set forth below the signatures herein. Sales Agent shall provide a minimum of ten (10) days advance written notice to DIRECTV in the event of any address or telephone change, or any change in ownership (in compliance with Section 10.2).

                  18.9 INVALID OR UNENFORCEABLE PROVISIONS. If any provision of this Agreement is determined to be invalid or unenforceable, the provision shall be deemed severed from the remainder, which shall remain enforceable. If any provision of this Agreement does not comply with any law, ordinance or regulation of any governmental or quasi-governmental authority, now existing or hereinafter enacted, such provision shall to the extent possible be interpreted in such a manner so as to comply with such law, ordinance or regulation, or if such interpretation is not possible, it shall be deemed amended, to satisfy the minimum requirements thereof.

                  18.10 GOVERNMENTAL APPROVALS. This Agreement shall be subject to all necessary approvals of local, state and federal regulatory agencies.

                  18.11 TAXES. Any taxes asserted against Sales Agent or DIRECTV by any governmental authority as a result of this Agreement shall be the responsibility of the parties as follows: (a) Sales Agent shall be responsible for any taxes or levies arising out of its performance hereunder, with the exception of any sales tax as to which DIRECTV has provided to Sales Agent the appropriate rate and Sales Agent has forwarded such amount to DIRECTV; and (b) each party shall be responsible for any taxes related to its income derived hereunder.

                  18.12 ARBITRATION.

                           (a) Any dispute or claim arising out of the
interpretation, performance, or breach of this Agreement, including without limitation claims alleging fraud in the inducement, shall be resolved only by binding arbitration, at the request of either party, in accordance with the rules of the American Arbitration Association, modified as herein provided. The arbitrators shall be, to the fullest extent available, either retired judges or selected from a panel of persons trained and expert in the subject area of the asserted claims. If the claim seeks damages of less than $250,000, it shall be decided by one arbitrator. In all other cases, each party shall select one arbitrator, who shall jointly select the third arbitrator. If for any reason a third arbitrator is not selected within one month after the claim is first made, the third arbitrator shall be selected in accordance with the rules of the American Arbitration Association. The arbitrators shall apply California substantive law to the proceeding, except to the extent Federal substantive law would apply to any claim. The arbitration shall be conducted in Los Angeles, California. An award may be entered against a party who fails to appear at a duly noticed hearing. The arbitrators shall prepare in writing and provide to the parties an award including factual findings and the reasons on which their decision is based. The arbitrators shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected on appeal to a court of competent jurisdiction for any such error. The decision of the arbitrators may be entered and enforced as a final judgment in any court of competent jurisdiction. The parties shall share equally the arbitrator's fees and other costs of the arbitration.

                           (b) Notwithstanding the foregoing, the following
shall not be subject to arbitration and may be adjudicated only by the Los Angeles County, California Superior Court or the U.S. District Court for the Central District of California:

                                    (1) any dispute, controversy, or claim
relating to or contesting the validity of DIRECTV's right to offer DBS Service to the public or any of DIRECTV's Trade Secrets or Marks; and

                                    (2) the request by either party for
preliminary or permanent injunctive relief, whether prohibitive or mandatory, or provisional relief such as writs of attachments or possession.

                           (c) This Section and any arbitration conducted
hereunder shall be governed by the United States Arbitration Act (9 U.S.C.
Section 1, et seq.). The parties acknowledge that the transactions contemplated by this Agreement involve commerce, as defined in said Act. This Section 18.12 shall survive the termination or expiration of this Agreement.

                  18.13 ATTORNEYS' FEES. In the event of any litigation or arbitration between the parties with respect to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs of litigation, as the court or tribunal may determine.

                  18.14 BENEFITS. Subject to the restrictions against assignment herein provided, this Agreement shall bind and inure to the benefit of the successors and permitted assigns of each of the parties hereto.

DIRECTV, INC.


DIRECTV Approval Stamp: /s/ James Arnold               Date: 2/7/01
                       -------------------------------      --------------------

Address:                DIRECTV, Inc.
                2230 East Imperial Highway
                El Segundo, California 90245

Telecopy No.:   (310) 535-5499


NUCENTRIX BROADBAND NETWORKS, INC.
----------------------------------
(SALES AGENT'S BUSINESS NAME)


By:         /s/ Frank Hosea
   -------------------------------
            (signature)
Name:       Frank H. Hosea
     -----------------------------
Title:      Sr. Vice President
      ----------------------------

Location Address:
Nucentrix Broadband Networks, Inc.
-------------------------------------------------
200 Chisholm Place
-------------------------------------------------
Plano, Texas 75075
-------------------------------------------------
City, State, Zipcode




Mailing Address:
Nucentrix Broadband Networks, Inc.
-------------------------------------------------
200 Chisholm Place
-------------------------------------------------
Plano, Texas 75075
-------------------------------------------------
City, State, Zipcode

Telecopy No.:     (972) 423-9494
             ------------------------------
Telephone No.:    (972) 423-0819
              -----------------------------


Federal I.D. or Social Security Number:
                                       -------------------------


CHECK ONE:

           [ ]     Sole Proprietor
            X      Partnership
           [ ]     Corporation


NOTE:  PLEASE ATTACH W-9 AND LIST OF SALES AGENT LOCATIONS (Exhibit A)



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